Exhibit 2.1

         AMENDMENT NO. 1 (this "Amendment") dated November 14, 2006 to the Stock Purchase Agreement (the "Purchase Agreement") dated September 8, 2006 by and among Embarcadero Insurance Holdings, Inc., the shareholders of Embarcadero, CRM USA Holdings Inc. and CRM Holdings, Ltd. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed thereto in the Purchase Agreement.

         WHEREAS, Embarcadero, Sellers, Purchaser and Parent entered into the Purchase Agreement on September 8, 2006;

         WHEREAS, pursuant to the Purchase Agreement, Sellers agreed to sell to Purchaser all of the issued and outstanding shares of capital stock of Embarcadero, and Purchaser agreed to purchase the Embarcadero Shares from Sellers, for a purchase price equal to the Consolidated Book Value of Embarcadero on the Closing Date;

         WHEREAS, Sellers and Purchaser wish to amend the Purchase Agreement to provide that the Purchase Price for the Shares shall be equal to the consolidated net book value of Embarcadero as of September 30, 2006, plus fifteen thousand dollars ($15,000) per day for each day from October 1, 2006 until the Closing Date;

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend the Purchase Agreement as follows:

         1.       Definitions. (a) The following definitions in Section 1.1 of
                  -----------
the Purchase Agreement are hereby deleted in their entirety:

                  (i)      Accountant Certificate;

                  (ii)     Closing Date Balance Sheet;

                  (iii)    Consolidated Book Value of Embarcadero;

                  (iv)     Dispute Notice;

                  (v)      Estimated Consolidated Book Value of Embarcadero;

                  (vi)     Initial Purchase Price;

                  (vii)    Negotiation Deadline; and

                  (viii)   Related Items.

                  (b) In the following definitions in Section 1.1 of the Purchase Agreement, the term "Closing Date" is hereby changed to "2006" and such definitions, as so changed, are hereby reinserted into said Section 1.1 in the correct alphabetical order:

                  (i)      Closing Date Loss Reserves;

                  (ii)     Closing Date Policies; and

                  (iii)    Closing Date Report.

                  (c)      The following definition is hereby inserted into
Section 1.1 of the Purchase Agreement in the correct alphabetical order:

                           "2006 Estimated Subject Premium" shall have the meaning ascribed to it in Section 10.7(b)."

         2.       Purchase Price. Section 2.2(a) of the Purchase Agreement is
                  --------------
hereby amended to read in its entirety as follows:

                           "(a) The aggregate purchase price (the "Purchase Price") for all of the Embarcadero Shares will be an amount equal to the sum of (i) forty five million six hundred and seventeen thousand two hundred and forty one dollars ($45,617,241) and (ii) an amount equal to the product of (A) fifteen thousand dollars ($15,000) and (B) the actual number of days elapsed from October 1, 2006 to the Closing Date. At the Closing, Purchaser shall pay to Sellers an amount equal to the Purchase Price in accordance with the provisions of Section 2.3(c)."

         3.       Payment of Purchase Price. Section 2.3(c) of the Purchase
                  -------------------------
Agreement is hereby amended to change the reference to "Initial Purchase Price" in the second line thereof to "Purchase Price."

         4.       Post Closing Audit of Estimated Consolidated Book Value of
                  ----------------------------------------------------------
Embarcadero.
-----------

                  (a) Sections 2.4 and 2.5 of the Purchase Agreement are hereby deleted in their entirety, but the remaining Sections of Article II of the Purchase Agreement shall not be renumbered.

                  (b) The reference to "or 2.5(a)" in the second and third lines of Section 2.6 of the Purchase Agreement and the entire second sentence of
Section 2.6 of the Purchase Agreement are hereby deleted.

         5.       Financial Statements. Section 3.2(d)(i)(B) of the Purchase
                  --------------------
Agreement is hereby amended to change the references to "June" in the second and fourth lines thereof to "September" and to change the reference to "six" in the third line thereof to "nine".

         6.       No Undisclosed Liabilities. Section 3.2(e) of the Purchase
                  --------------------------
Agreement is hereby amended to read in its entirety as follows:

            "No Undisclosed Liabilities. There were no Liabilities of the Companies as of September 30, 2006, except (i) as reflected in the Stub Period Financial Statements as of and for the nine months ended September 30, 2006; (ii ) Liabilities that would not be required by GAAP to be included in the Stub Period Financial Statements, none of which Liabilities is reasonably expected to have an Embarcadero Material Adverse Effect; (iii) Liabilities for insurance claims, incurred but not reported; (iv) as disclosed in Section 3.2(e) of Sellers Disclosure Schedule or in any other section of Sellers Disclosure Schedule so long as it is reasonably apparent that such disclosure describes a Liability; or (v) Liabilities that are not material in the aggregate. Since September 30, 2006, the Companies have not incurred any Liabilities, except (A) in the ordinary course of business and consistent with past practice, (B) as disclosed in Section 3.2(e) of Sellers Disclosure Schedule or in any other section of Sellers Disclosure Schedule so long as it is reasonably apparent that such disclosure describes a Liability, or (C) Liabilities that are not material in the aggregate, none of which, in the case of Liabilities described in clause (A), (B) or (C) of this Section 3.2(e), is reasonably expected to have an Embarcadero Material Adverse Effect."

         7.       Absence of Changes. Section 3.2(i)(xix) of the Purchase
                  ------------------
Agreement is hereby amended to read in its entirety as follows:

                  "(xix) except as required by GAAP or SAP, any action or failure to take any action by any Company that has the effect of shifting income or surplus from the period preceding December 31, 2005 to the period following December 31, 2005, unless such action or failure was based primarily on a reasonable and valid business purpose and was not taken with the intent of increasing the Purchase Price to the detriment of Purchaser or Parent."

         8.       Employee Benefit Plans. Section 3.2(m)(vi) of the Purchase
                  ----------------------
Agreement is hereby amended to delete at the end thereof the words "and that will be accrued on the Closing Date Balance Sheet".

         9.       Labor Relations. Section 3.2(n)(ix) of the Purchase Agreement
                  ---------------
is hereby amended to delete at the end thereof the words "and that to the extent applicable will be accrued on the Closing Date Balance Sheet".

         10.      Refund Adjustment. Section 5.11 of the Purchase Agreement is
                  -----------------
hereby amended in its entirety to read as follows:

                  "5.11 Refund Adjustment. In the event that Majestic refunds (whether by payment or offset against amounts owed to Majestic) to the Reinsurer (as defined in Section 3.2(e) of the Sellers Closing Schedule) any portion of the previously booked commissions described in
         Section 3.2(e) of the Sellers Disclosure Schedule, as reflected in the balance sheet included in the Stub Period Financial Statements, Sellers hereby agree that Purchaser shall be entitled to recover directly from the Escrow Accounts the amount that Majestic so refunds the Reinsurer, less any reserve for such refund reflected on the balance sheet included in the Stub Period Financial Statements, up to a maximum recovery of one million dollars ($1,000,000) net of tax savings actually expected to be realized by the Purchaser in the year of refund from any loss, deduction or credit which is allowable with respect to such refund, by Purchaser giving written notice thereof to the Escrow Agent pursuant to Section 8(a)(viii) of the Escrow Agreement; provided, however, that if after making such refund Majestic recovers any portion of such refund from the Reinsurer the amount of such recovery, less any taxes payable by Purchaser with respect to the net amount of such refund, (a) shall be repaid to the Escrow Accounts, or, (b) if such recovery is made after the Expiration Date, shall be refunded 75% to Redlich and 25% to the Sullivan Trust."

         11.      Claims Limitations. Section 10.5(d)(i) of the Purchase
                  ------------------
Agreement is hereby amended to add the words "and any amounts pursuant to
Section 5.11" after the words "Section 10.1(a)" in the fourth line thereof.

                  Section 10.5(d)(i) of the Purchase Agreement is hereby further amended to add the words "and Seller's obligations pursuant to Section 5.11" after the words "Section 10.1(a) or 10.1(b)" in the last sentence thereof.

                  Section 10.5(d)(iii) is hereby amended to add the words "or under Section 5.11" after the words "Section 10.1(a) or 10.1(b)" in subsection
(A) thereof.

         12.      Tax Indemnification. Section 10.6(a) of the Purchase Agreement
                  -------------------
is hereby amended to delete the words "Closing Date Balance Sheet" in the fourth line of the proviso thereto and to insert in lieu thereof the words " balance sheet included in the Stub Period Financial Statements".

         13.      Indemnification for Reserves for Losses and Loss Adjustment
                  -----------------------------------------------------------
Expenses. Section 10.7 of the Purchase Agreement is hereby amended to read in
--------
its entirety as follows:

                  "10.7 Indemnification for Reserves for Losses and Loss Adjustment Expenses; Escrow Provisions Therefor. (a) On the Closing Date, Purchaser shall deliver to Escrow Agent for deposit into the Loss Reserve Escrow Account pursuant to Section 2.7 an amount in cash equal to the Loss Reserve Escrow Amount.

                           (b) Following the Closing, Embarcadero shall require Milliman to prepare an actuarial report (the "2006 Report") setting forth as of September 30, 2006 the estimated ultimate loss (loss and loss adjustment expense) for all open and incurred but not reported claims as of September 30, 2006 ("2006 Loss Reserves") and estimated subject premiums ("2006 Estimated Subject Premium") for the insurance policies written by Majestic and in force on September 30, 2006 (the "2006 Policies"). Such report shall be prepared on a basis that uses the same assumptions, criteria and methodology as were used by Milliman to prepare the actuarial report prepared by Milliman in connection with the preparation of the Year-End Financial Statements. As soon as practicable, and in any event no later than October 31, 2011, Embarcadero shall require Milliman to prepare an actuarial report (the "Final Report") setting forth as of September 30, 2011 the estimated ultimate loss (loss and loss adjustment expense) of the 2006 Loss Reserves (the "Anniversary Date Loss Reserves") and actual subject premiums for the 2006 Policies as of September 30, 2011 (the "Anniversary Date Actual Premium"). The Final Report shall be prepared on a basis that is consistent with the preparation of the 2006 Report. For purposes of this Section 10.7(b), subject premiums shall mean total premiums including deposit, audit and retrospective premiums and any expected adjustments thereto.

                           (c) Within three (3) Business Days after the delivery of the Final Report, Purchaser, Christopher R. Redlich, Jr. and the Sullivan Trust shall jointly instruct Escrow Agent in writing to release (i) to Purchaser so much of the Loss Reserve Escrow Amount, if any, as is equal to the amount by which the sum of (A) the Anniversary Date Loss Reserves and (B) the 2006 Estimated Subject Premium is greater than the sum of (C) the 2006 Loss Reserves and (D) the Anniversary Date Actual Premium, and (ii) to Christopher R. Redlich, Jr. and to the Sullivan Trust in the same proportions as they deposited cash in the Loss Reserve Escrow Account, any balance of the Loss Reserve Escrow Amount, in each case together with any Escrowed Income thereon. In no event shall Purchaser be (i) entitled to recover any amounts under this Section 10.7 from Christopher R. Redlich, Jr. or the Sullivan Trust in excess of the Loss Reserve Escrow Amount (together with any Escrowed Income thereon), or (ii) obligated to make any additional payment to Christopher R. Redlich, Jr. or the Sullivan Trust, or any other Seller, if the sum of (A) the 2006 Loss Reserves and (B) the Anniversary Date Actual Premium is greater than the sum of
         (C) the Anniversary Date Loss Reserves and (D) the 2006 Estimated Subject Premium.

                           (d) Subject to the provisions of Article IX and Sections 10.1, 10.3 and 10.5, the Loss Reserve Escrow Account shall be the sole source of recovery for Purchaser Indemnitees to recover Damages arising out of a breach of the representations and warranties set forth in Section 3.2(d)(iii) as provided in the Escrow Agreement, and the aggregate amount which Christopher R. Redlich, Jr. and the Sullivan Trust may be required to pay for indemnification for any such Damages, together with the indemnification provided for in Section 10.7(c), shall not exceed the Escrowed Consideration from time to time on deposit in the Loss Reserve Escrow Account."

         14.      Refunds and Tax Benefits. Section 12.2 of the Purchase
                  ------------------------
Agreement is hereby amended to delete the words "Closing Date Balance Sheet" in the last line thereof and to insert in lieu thereof the words " balance sheet included in the Stub Period Financial Statements".

         15.      Expenses. Section 13.3 of the Purchase Agreement is hereby
                  --------
amended to (a) delete the words "Closing Date Balance Sheet" in the last line thereof, (b) insert in lieu thereof the words " balance sheet included in the Stub Period Financial Statements", and (c) add the following words to the end thereof:

                  "and Sellers hereby covenant and agree to reimburse Embarcadero at the Closing for any such costs and expenses of any Seller paid by Embarcadero after September 30, 2006 and prior to the Closing Date."

         16. Sellers Disclosure Schedule. The parties agree that the Closing
             ---------------------------
Schedules are attached to this Amendment as Exhibit A.

         17. Schedule 5.9 - Related Persons Agreements. Schedule 5.9 to the
             -----------------------------------------
Purchase Agreement is hereby amended to add the words "and Service Level Agreement listed as Item 1" after the words "Item 3" in Part II Number 1 thereof.

         18.      Escrow Agreement. Exhibit A to the Purchase Agreement is
                  ----------------
hereby deleted in its entirety and Exhibit B hereto is substituted thereof.

         19.      Table of Contents. The Table of Contents of the Purchase
                  -----------------
Agreement is hereby amended to reflect the amendments set forth in this Amendment.

         20.      Miscellaneous.
                  -------------

                  (a) Except as expressly amended by this Amendment, the terms, provisions, representations, warranties, covenants, agreements, indemnities and conditions set forth in the Purchase Agreement remain in full force and effect.

                  (b) This Amendment may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement. An originally executed copy of this Amendment may be delivered by e-mail or facsimile and such e-mailed or faxed executed copy shall constitute an originally executed copy of this Amendment for all purposes.

                  (c) This Amendment will be governed by and construed and enforced in accordance with the internal laws of the State of New York (without regard to the principles of conflict of laws) applicable to a Contract executed and entirely performable in such state.

                  (d) This Amendment is binding upon and will inure to the benefit of the parties and their respective successors and beneficiaries and permitted assigns.

                  (e) If any provision of this Amendment or portion thereof is held to be illegal, invalid or unenforceable under any Law, (i) such provision or portion thereof will be fully severable; (ii) this Amendment will be construed and enforced as if such illegal, invalid or unenforceable provision or portion thereof had never comprised a part hereof; (iii) the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or portion thereof or by its severance from this Agreement; and (iv) in lieu of such illegal, invalid or unenforceable provision or portion thereof, there shall be added automatically as part of this Amendment a provision or portion thereof as similar in terms to such illegal, invalid or unenforceable provision or portion thereof as may then be legal, valid and enforceable under applicable Law.

                  (f) The headings of the Sections of this Amendment have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not affect the meaning or interpretation of any term or provision hereof.

                  [Remainder of page intentionally left blank;
                     signatures are on next succeeding page]

         IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first written above by duly authorized officers of Purchaser and Parent and by Sellers.

                                    PURCHASER:

                                    CRM USA HOLDINGS INC.


                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                    PARENT:

                                    CRM HOLDINGS, LTD.


                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                    SELLERS:

                                    Redlich Marital Trust u/t/d March 17, 1987


                                    By:
                                           -------------------------------------
                                    Name:  Christopher R. Redlich, Jr.
                                    Title: Trustee

                                    Redlich Survivors Trust u/t/d March 17, 1987


                                    By:
                                           -------------------------------------
                                    Name:  Christopher R. Redlich, Jr.
                                    Title: Trustee


                                    --------------------------------------------
                                    Christopher R. Redlich, Jr.


                                    Sullivan Family 1996 Trust u/t/d
                                    July 10, 1996, as restated, May 31, 2006

                                    By:
                                           -------------------------------------
                                    Name:  John L. Sullivan
                                    Title: Trustee

                                    By:
                                           -------------------------------------
                                    Name:  June Sullivan
                                    Title: Trustee


                                    EMBARCADERO:

                                    Embarcadero Insurance Holdings, Inc.


                                    By:
                                           -----------------------------------
                                    Name:  John L. Sullivan
                                    Title: President

                                    EXHIBIT A
                                    ---------

                                CLOSING SCHEDULES
                                   (Attached)

                                    EXHIBIT B
                                    ---------

                                ESCROW AGREEMENT
                                   (Attached)

                                       10